Exhibit (n)(1)


                                 ALLEGIANT FUNDS
                                  (THE "TRUST")

         AMENDED AND RESTATED PLAN PURSUANT TO RULE 18F-3 FOR OPERATION
                                       OF
                              A MULTI-CLASS SYSTEM


                                 I. INTRODUCTION

         This plan is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"). The plan establishes the various classes of shares offered by the Trust's investment portfolios (the "Funds") and sets forth the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. Any material amendment to the plan is subject to prior approval by the Board of Trustees, including a majority of the disinterested Trustees. Notwithstanding the names designated for the various share classes in this plan, the officers of the Trust, for purposes of marketing a share class and offering it for sale in the Trust's prospectuses, may designate a different name for a class of shares without prior Board approval.

                            II. ATTRIBUTES OF CLASSES

A.       CLASSES OFFERED

         The Trust shall offer four classes of shares. The four classes of shares are: I Shares, A Shares, C Shares and T Shares (the "Classes"). Each Allegiant Series may offer up to four classes of its shares. This plan becomes applicable to a Fund with respect to a particular class of shares upon adoption of a resolution by the Board of Trustees authorizing the offering of such class of shares by such Fund. Share classes currently authorized for each Fund are set forth in Schedule A hereto. Nothing in this Plan shall limit the authority of the Trustees to create additional classes of shares of any Allegiant Fund. Each class may be subject to such investment minimums and other conditions of eligibility as set forth in the Fund's registration statements as from time to time in effect.

B.       CLASS DIFFERENCES

         The Classes of each Fund shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to any shareholder services plan or distribution plan adopted for the class and (ii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent trustees; (b) the fact that a class shall vote separately on any matter submitted to the shareholders that pertains solely to (i) any shareholder services plan or distribution plan adopted for that class and (ii) the class expenses borne by the class; (c) the exchange privileges of each class of shares; (d) the legal designation of each class of shares; and (e) the different distribution and shareholder services relating to a class of shares.

C.       DIFFERENCES IN FEES, SERVICES AND DISTRIBUTION

         1. SALES LOAD, CDSC, DISTRIBUTION AND SHAREHOLDER SERVICE FEES.

         Sales loads and contingent deferred sales loads are charged and paid in accordance with the terms of the current prospectus for each Fund. Distribution fees shall be calculated and paid in accordance with the terms of the then-effective plan pursuant to Rule 12b-1 under the 1940 Act for the applicable class. Shareholder service fees shall be calculated and paid in accordance with the terms of the then-effective plan. Sales charges and fees currently authorized are as set forth in Schedule A to this Plan.

         2. SERVICES

         Service fees payable by a class shall generally refer to the provision of personal services and/or maintenance of shareholder accounts. The Trust may also pay Service Organizations for administrative support services provided with respect to their customers, pursuant to the Shareholder Services Plan adopted for the Class. Such services shall be provided pursuant to Servicing Agreements. Any organization providing distribution assistance may also become a Service Organization and receive administrative servicing fees pursuant to a Servicing Agreement under the Shareholder Services Plan. Fees paid to a Service Organization shall be in consideration for the administrative support services provided pursuant to its Servicing Agreement. Such fees shall be calculated and accrued daily, paid monthly and computed in the manner set forth in the Servicing Agreement.

         Services provided under the Shareholder Services Plan for a Class may include: (i) aggregating and processing purchase and redemption requests from customers; (ii) providing customers with a services that invests the assets of their accounts in the Class; (iii) processing dividend payments from the Fund;
(iv) providing information periodically to customers showing their position in the Class; (v) arranging for bank wires; (vi) responding to customer inquiries relating to the services performed with respect to the Class beneficially owned by customers; (vii) forwarding shareholder communications; and (viii) other similar services requested by the Trust.

D.       AVAILABILITY AND ELIGIBILITY

         1.       A SHARES

         A Shares shall be available for purchase by the public, primarily through financial institutions such as banks, brokers and dealers.

         2.       C SHARES

         C Shares shall be available for purchase by the public, primarily through financial institutions such as banks, brokers and dealers.

         3.       I SHARES

         I Shares shall be available for purchase by banks and other financial institutions, acting for themselves or in a fiduciary, advisory, agency, custodial or similar capacity.

         4.       T SHARES

         T Shares shall be available for purchase by banks and other financial institutions, or other institutional investors, acting for themselves or in a fiduciary, advisory, agency, custodial or similar capacity.

E.       EXCHANGE PRIVILEGES

         Shares of a Class shall be exchangeable only for shares of the same Class of other Allegiant Funds or of other investment companies managed by Allegiant Asset Management Company or its affiliates. Exchanges of shares into a Fund with a higher sales charge than the Fund from which shares are being exchanged shall be subject to an incremental sales charge (i.e., the difference between the lower and higher applicable sales charges). No additional sales charges will be incurred when exchanging shares of a Fund into another Fund with the same, lower or no sales charge.

F.       CONVERSION PRIVILEGE

         There are no conversion privileges for any of the Classes.

G.       VOTING RIGHTS

         Each Class of shares of each Fund has identical voting rights except that each Class has exclusive voting rights on any matter submitted to shareholders that relates solely to that Class, and has separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class. In matters as which one or more Classes do not have exclusive voting rights, all Classes of shares of a Fund will vote together, except when a Class vote is required by the 1940 Act.

H.       EXPENSE ALLOCATIONS

         Class-specific expenses of a Fund shall be allocated to the specific class of shares of that Fund. Non-class-specific expenses of a Fund shall be allocated in accordance with Rule 18f-3(c) under the 1940 Act.

I.       AMENDMENTS

         This Plan may be amended from time to time in accordance with the provisions and requirements of Rule 18f-3.

                                   SCHEDULE A

CLASS NAME                                                    SALES LOAD
A Shares
Money Market Funds                                            None
         Fixed Income Funds                                   Not to exceed 4.75% of offering price
         --Limited Maturity Bond Fund                         Not to exceed 2.75% of offering price
         Equity Funds                                         Not to exceed 5.50% of offering price
         Tax Exempt Funds                                     Not to exceed 3.00% of offering price
         Ohio and Pennsylvania
         Michigan and Intermediate                            Not to exceed 4.75% of offering price
         Balanced Allocation fund                             Not to exceed 4.75% of offering price

C Shares
         Money Market Funds                                    None;
                                                              but subject to any
                                                              applicable
                                                              contingent
                                                              deferred sales
                                                              load if purchased
                                                              by  exchange of
                                                              other C shares
         Fixed Income Funds                                   CDSC not to exceed 1.00% of share
         Equity Funds                                         Redemption price if share redeemed
         Tax Exempt Funds and                                 Within eighteen months of purchase.
         Balanced Allocation Funds

I Shares
         Money Market Funds, Fixed Income                     All Funds No Load
         Funds, Equity Funds, Tax Exempt Funds
         and Balanced Allocation Fund

T Shares
         Tax Exempt Money Market Funds                        None

CLASS NAME                                                    RULE 12B-1 FEES
A Shares
         Money Market Funds, Fixed Income Funds,              Reimburse up to .10% of average
         Equity Funds, Tax Exempt Funds and                   Aggregate net assets
         Balanced Allocation Fund

C Shares
         Money Market Funds, Fixed Income Funds,             Fees are not to exceed an
         Equity Funds, Tax Exempt Funds and                  annual rate of .75% of the average
         Balanced Allocation Fund                            net assets of the Fund


I Shares
         Money Market Funds, Fixed Income Funds,              None
         Equity Funds, Tax Exempt Funds and
         Balanced Allocation Fund


CLASS NAME                                                    RULE 12B-1 FEES
T Shares
         Tax Exempt Money Market Funds                        None

CLASS NAME                                                   NON-12B-1 SHAREHOLDER SERVICING FEE
A Shares
         Money Market Funds, Fixed Income Funds,             Fees are not to exceed .25% (on an
         Equity Funds, Tax Exempt Funds and                  Annualized  basis) of the average
         Balanced Allocation Fund                            daily net Asset value of shares

C Shares
         Money Market Funds, Fixed Income Funds,             Fees are not to exceed .25% (on
         Equity Funds, Tax Exempt Funds and                  an Annualized  basis) of the average
         Balanced Allocation Fund                            daily net Asset value of shares

I Shares
         Money Market Funds, Fixed Income Funds,             None
         Equity Funds, Tax Exempt Funds and
         Balanced Allocation Fund

T Shares
         Tax Exempt Money Market Funds                       .10% of the average daily net asset value
                                                             of shares

CLASS NAME                                                   CDSC FOR CERTAIN LARGE PURCHASES
                                                             WITHOUT FRONT-END LOAD PAYMENT
A Shares
         Fixed Income Funds, Equity Funds, Tax               Minimum $1 million  purchase; 1.00%
         Exempt Funds and Balanced  Allocation               CDSC imposed if shares are
         Fund                                                redeemed Within 18 months of purchase

C Shares                                                     N/A

I Shares                                                     N/A

T Shares                                                     N/A